Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, hereby certify that, to the best of our knowledge, the annual report on Form 20-F for the fiscal year ended December 31, 2008 of Gushan Environmental Energy Limited (the “Company”) filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2009

/s/ Jianqiu Yu
Name:	Jianqiu Yu
Title:	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Frank Ngai Chi Chan
Name:	Frank Ngai Chi Chan
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.